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Exhibit (a)(1)(J)
Optional Notice of Exercise of Exchange Warrant

OPTIONAL NOTICE OF EXERCISE OF
EXCHANGED WARRANT PURSUANT TO
IVOW, INC.'S OFFER TO EXCHANGE
DATED APRIL 21, 2006

PURCHASE/EXERCISE FORM

To:	IVOW, Inc 11455 El Camino Real, Suite 140 San Diego, CA 92130 Attn: Richard M. Gomberg Vice President of Finance, Chief Financial Officer and Secretary	Dated:

        1.     The undersigned, pursuant to the provisions set forth in the attached Exchanged Warrant, hereby irrevocably elects to purchase                        shares of the Common Stock covered by such Exchanged Warrant and herewith makes payment of $                              , representing the full purchase price for such shares at the price per share provided for in such Exchanged Warrant.

        2.     Please issue a certificate or certificates representing said shares in the name of the undersigned or in such other name as is specified below:

(Name and address)
Signature:
Name (print):
Title (if applic.)
Company (if applic.):
Address:

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  Exhibit (a)(1)(J) Optional Notice of Exercise of Exchange Warrant
OPTIONAL NOTICE OF EXERCISE OF EXCHANGED WARRANT PURSUANT TO IVOW, INC.'S OFFER TO EXCHANGE DATED APRIL 21, 2006
PURCHASE/EXERCISE FORM